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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              QUANTUM CORPORATION
                 --------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                               94-2665054
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                  500 McCarthy Boulevard, Milpitas, CA 95035
           --------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class                Name of each exchange on which
               to be so registered                each class is to be registered
               -------------------                ------------------------------

Quantum Corporation-DSSG Common Stock, par        New York Stock Exchange
value $0.01 per share

Rights to Purchase Series B Junior Participating New York Stock Exchange Preferred Stock, par value $0.01 per share

Quantum Corporation-HDDG Common Stock, par        New York Stock Exchange
value $0.01 per share

Rights to Purchase Series C Junior Participating New York Stock Exchange Preferred Stock, par value $0.01 per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-75153

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
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Item 1.   Description of Registrant's Securities to be Registered.

          Descriptions of Quantum Corporation-HDDG Common Stock and Quantum Corporation-DSSG Common Stock are contained in the Registrant's Registration Statement on Form S-4 (File No. 333-75153) (the "Form S-4 Registration Statement") and are incorporated herein by reference. The Quantum Corporation-HDDG Common Stock is referred to in the Form S-4 Registration Statement as "Hard Disk Drive Group stock" and the Quantum Corporation-DSSG Common Stock is referred to in the Form S-4 Registration Statement as "DLT & Storage Systems Group stock."

Item 2.   Exhibits.

          The following exhibit is filed as a part of this registration statement:

          1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Form S-4 Registration Statement).

          2.   Bylaws of the Registrant (incorporated by reference from Exhibit
               3.2 to the Form S-4 Registration Statement).

          3. Certificate of Designations for the Series B Junior Participating Preferred Stock and Series C Junior Participating Preferred Stock (incorporated by reference from Exhibit 3.3 to the Form S-4 Registration Statement).

          4. Restated Preferred Shares Rights Agreement between the Registrant and Harris Trust and Savings Bank (incorporated by reference from
               Exhibit 4.1 to the Form S-4 Registration Statement).
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              QUANTUM CORPORATION


                              By:  /s/ Richard L. Clemmer
                                 __________________________________
                                 Richard L. Clemmer
                                 Vice President, Finance and Chief Financial
                                 Officer and Secretary
Date:  July 21, 1999